Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

May 20, 2021

Cimarex Energy Co.

1700 Lincoln Street, Suite 3700

Denver, Colorado 80203

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Cimarex Energy Co. (the “Company”), the Exhibits to that Registration Statement, and the related Prospectus of the reference to DeGolyer and MacNaughton in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020, of the Company and its subsidiaries, filed with the United States Securities and Exchange Commission.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGolyer and MacNaughton
Texas Registered Engineering Firm F-716